Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • May 2015



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: May 2015

Currencies: The U.S. dollar strengthened following the release of strong consumer price data and an increase in new home construction in the U.S., information which reinforced speculation the Federal Reserve will raise interest rates in late 2015. The euro weakened over concerns about Greece's ability to restructure its debt obligations. Separately, the European Central Bank suggested it may move up asset purchases to support its quantitative easing initiatives, putting further pressure on the euro.

Energy: Natural gas markets fell as supplies increased and temperate weather in the U.S. drove prices lower. Investors attempted to lock-in natural gas profits from recent up-trends, which resulted in increased selling activities that drove prices lower. Crude oil markets rose as U.S. drilling activity declined.

Equities: U.S. equity markets rose in response to bullish economic data. The Nikkei 225 climbed to a 15-year high after strong corporate earnings were reported. European equity markets rose as weakness in the euro supported export industries.

Fixed Income: U.S. Treasuries declined as better than expected housing data supported views the Federal Reserve will raise interest rates before year end. German Bund prices declined as speculation for higher inflation and concerns about liquidity caused investors to liquidate holdings.

Grains/Foods: Wheat markets finished higher after heavy rains across the Plains states spurred supply concerns. Soybean markets moved lower, driven by robust supply data from South America and by forecasts for a strong U.S. growing season. Sugar and coffee markets each fell nearly 8% on forecasts for elevated global supplies. Lean hogs markets increased nearly 9% because of strong demand and decreased supplies.

Metals: Gold and silver prices increased after the U.S. unemployment rate rose to a 5-week high and dampened optimism on the health of the labor market. In the base metals markets, copper prices declined because of concerns surrounding Chinese economic growth and on weaker international demand for copper caused by U.S. dollar strength.

A Units (Closed)

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%	4.5%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%	0.6%	-0.9%	4.2%	2.2%	0.6%	4.9%	0.6%	**6.7%**
2015	2.8%	-0.3%	0.4%	-4.0%	-1.5%								**-2.6%**

B Units (Closed)

2003	2004	2005	2006	2007	2008	2009	2010
7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%	3.8%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%	0.5%	-0.9%	4.2%	2.2%	0.5%	4.9%	0.6%	**6.1%**
2015	2.8%	-0.3%	0.3%	-4.1%	-1.5%								**-2.9%**

Global 1 Units

2009	2010
-4.3%	2.9%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.2%	**-1.2%**
2014	-4.6%	1.4%	-2.6%	0.4%	1.1%	0.8%	-0.7%	4.3%	2.4%	0.8%	5.3%	0.8%	**9.3%**
2015	3.0%	0.0%	0.6%	-3.8%	-1.3%								**-1.7%**

Global 3 Units

2009	2010
-6.0%	0.7%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%	0.6%	-0.8%	4.2%	2.2%	0.7%	5.2%	0.7%	**7.5%**
2015	2.8%	-0.1%	0.4%	-4.0%	-1.4%								**-2.4%**

A and B Units

Trading Performance by Sector


4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
May
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
19%	7%	35%	18%	14%	7%

Global Units

Trading Performance by Sector


4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
May
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
19%	8%	35%	17%	14%	7%

Sector Positions at Month-End


Commodities 28%
Financials 72%
Energies 7%
Grains 14%
Metals 7%
Currencies 19%
Equities 35%
Fixed Income 18%
Jun 14
Jul 14
Aug 14
Sep 14
Oct 14
Nov 14
Dec 14
Jan 15
Feb 15
Mar 15
Apr 15
May 15
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.22%	6.37%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - May 2015	
Total Fund Assets (A,B, Legacy, Global)	$273M
12-Month Return	9.8%
Average 12-Month Return	15.0%
36-Month Cumulative Return	-10.4%
60-Month Cumulative Return	-9.7%
Compounded Annualized ROR	11.0%
3-Year Compounded Annualized ROR	-3.6%
5-Year Compounded Annualized ROR	-2.0%
10-Year Compounded Annualized ROR	1.4%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 - 3/14)	-30.3%
Average 1-month Gain	5.9%
Average 1-month Loss	-4.1%
# of Winning Months	165
# of Losing Months	152

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2005 - March 2015		
↑ ↓	Moved in Opposite Directions	43%
↑ ↑	Positive Results for Both	36%
↓ ↓	Negative Results for Both	21%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.